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                                   Exhibit 21
                          Mentor Graphics' Subsidiaries
                             As of December 31, 2001

Active Subsidiaries
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Anacad Electrical Engineering Software Sarl
DESCON Informationssysteme GmbH & Co. KG
Harness Software GmbH
Harness Software Limited
HSL HOLDINGS LIMITED
Mentor Design Systems Pte. Ltd.
Mentor Graphics (Asia) Pte Ltd
Mentor Graphics (Canada) Limited
Mentor Graphics (Deutschland) GmbH
Mentor Graphics (Egypt)
Mentor Graphics (Espana) S.L.
Mentor Graphics (Finland) Oy
Mentor Graphics (France) Sarl
Mentor Graphics (India) Private Limited
Mentor Graphics (Ireland) Limited
Mentor Graphics (Israel) Limited
Mentor Graphics (Japan) Co. Ltd.
Mentor Graphics (Netherlands Antilles) N.V.
Mentor Graphics (Netherlands) B.V.
Mentor Graphics (Scandinavia) AB
Mentor Graphics (Schweiz) AG
Mentor Graphics (UK) Limited
Mentor Graphics Development (Japan) Ltd.
Mentor Korea Company, Limited
Mentor Media (Singapore)
Meta Systems SARL
Worldwide Equity Holding, Inc.

Holding Subsidiaries
--------------------
Mentor Graphics (Holdings) Limitied
Mentor Graphics (UK No. 2) Limitied